Exhibit 99.1

Pharmacyclics Completes Enrollment of First Phase III Ibrutinib CLL Study - RESONATE(TM)
and Announces Completion of Enrollment of Phase II Ibrutinib MCL Study - SPARK

SUNNYVALE, Calif., April 18, 2013 -- Pharmacyclics, Inc. (Nasdaq: PCYC) announced today that the enrollment target of 350 patients for its Phase III study using ibrutinib monotherapy versus ofatumumab in patients with relapsed or refractory chronic lymphocytic leukemia / small lymphocytic lymphoma (CLL/SLL), (RESONATE™) was achieved on April 3, 2013. As of today, additional 41 patients were screened and are allowed to participate in this study which has now been officially closed to enrollment.

The primary endpoint of this study is to demonstrate a clinically significant improvement in progression-free survival with ibrutinib when compared to ofatumumab. A pre-defined number of progression events will trigger an interim analysis. We would expect to have a read out from the interim analysis during the 1st quarter 2014. If the treatment effect of ibrutinib in comparison to ofatumumab is deemed statistically favorable by an independent review committee a discussion with the FDA and other health authorities for a potential early filing can take place.

“In addition to our outstanding team, we are grateful to the patients, their treating physicians, and the clinical sites for their participation in our RESONATE study and their strong support of the ibrutinib program,” said Maria Fardis, Chief of Oncology Operations and Alliances at Pharmacyclics.

Pharmacyclics also announced the completion of enrollment of the planned 110 patients in the Phase II single-arm study using ibrutinib in patients with mantle cell lymphoma (MCL) who progress after bortezomib therapy and have received at least one prior rituximab-containing chemotherapy regimen, SPARK (MCL2001). This global study is conducted by Janssen Research & Development, LLC, and its primary endpoint is overall response rate, which is scheduled to be evaluated 6 months from the completion of enrollment. Further updates to this study will be provided by Janssen.

As previously announced Pharmacyclics expects to file a New Drug Application (NDA) with the FDA for the use of ibrutinib in patients with relapsed or refractory MCL prior to year-end. In the time before a potential U.S. marketing approval Pharmacyclics will strive to provide early access to ibrutinib under an Early Access Program (EAP). EAPs are clinical studies and allowed under certain circumstances by the FDA. They are designed to provide a mechanism for access to an investigational drug to treat patients with a serious or immediately life-threatening disease or condition until the time of an anticipated U.S. marketing approval. A multicenter, open-label EAP, conducted by Janssen, will be initiated in the United States with ibrutinib for relapsed or refractory MCL patients. Information about this program is posted and updated on www.clinicaltrials.gov.

“The completion of the enrollment of our first Phase III study with ibrutinib, ahead of schedule, is an important milestone for our clinical development plan and a real achievement for our company,” said Bob Duggan CEO and Chairman of Pharmacyclics. “As of today we have initiated 5 Phase III studies together with our partner Janssen and we currently have registered with the US National Institute of Health 28 clinical trials using ibrutinib. Thus far over 1200 patients have been dosed in our studies and we are making excellent progress in the development of this investigational drug, as underscored by the most recent three Breakthrough Therapy Designations we received from the FDA. It is Pharmacyclics’ goal to advance science and drug development in the hopes of making a significant difference for the betterment of patients with serious unmet needs, and we are steadily progressing towards that worthy goal.”

About Ibrutinib

Ibrutinib was designed to specifically target and selectively inhibit an enzyme called Bruton’s tyrosine kinase (BTK). BTK is a key mediator of at least three critical B-cell pro-survival mechanisms occurring in parallel — regulation of apoptosis, cell adhesion, and cell migration and homing.

The effectiveness of ibrutinib alone or in combination with other treatments is being studied in several B-cell malignancies, including chronic lymphocytic leukemia/small lymphocytic lymphoma, mantle cell lymphoma, diffuse large B-cell lymphoma, follicular lymphoma, Waldenström’s macroglobulinemia and multiple myeloma. To date 5 Phase III trials have been initiated with ibrutinib and a total of 28 trials are currently registered on www.clinicaltrials.gov. Janssen Biotech, Inc. and Pharmacyclics entered a collaboration and license agreement in December 2011 to co-develop and co-commercialize ibrutinib.

Ofatumumab is manufactured by Glaxo Group Limited and distributed by GlaxoSmithKline.

Bortezomib is marketed and distributed by Millennium Pharmaceuticals, Inc.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “goal”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

SOURCE Pharmacyclics, Inc.